UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 14, 2010

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	Commission File Number:	95-2635431
(State or other jurisdiction of incorporation)	1-8383	(I.R.S. Employer Identification)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices)

(408) 725-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On April 14, 2010, the Company issued a press release announcing its earnings results for the first quarter ended March 31, 2010. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MISSION WEST PROPERTIES, INC.

Date: April 14, 2010                                                                                     By: /s/ Wayne N. Pham
              Wayne N. Pham
                                              Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
April 14, 2010

Mission West Properties Announces First Quarter 2010 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended March 31, 2010 was approximately $16,506,000, or $0.16 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $12,070,000, or $0.11 per diluted common share, for the same period in 2009. Unrealized holding gain from investment in marketable securities accounted for approximately $1,853,000, or $0.02 per diluted common share, for the quarter ended March 31, 2010. On a sequential quarter basis, FFO for the quarter ended December 31, 2009 was approximately $0.16 per diluted common share.

Net income for the quarter ended March 31, 2010 was approximately $10,143,000 as compared to approximately $5,634,000 for the quarter ended March 31, 2009. Net income per diluted share to common stockholders was approximately $0.11 for the quarter ended March 31, 2010 compared to $0.07 for the quarter ended March 31, 2009, a per share increase of approximately 57%. Unrealized holding gain (loss) from investment in marketable securities accounted for approximately $0.02 and ($0.03) per diluted common share for the quarters ended March 31, 2010 and 2009, respectively.

On January 8, 2010, the Company acquired a leased R&D property with approximately 41,300 rentable square feet located at 1040-1050 La Avenida Street in Mountain View, California from an unrelated party. The total acquisition price for this property was approximately $3,853,000.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 112 properties totaling approximately 8.1 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements.  Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations.  These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Mar 31, 2010	Three Months Ended Mar 31, 2009
OPERATING REVENUES:
Rental income	$20,814	$20,655
Tenant reimbursements	4,440	4,800
Other income	658	320
Total operating revenues	25,912	25,775

OPERATING EXPENSES:
Operating and maintenance	2,943	2,555
Real estate taxes	3,220	3,397
General and administrative	518	531
Depreciation and amortization	5,921 (1)	5,944 (1)
Total operating expenses	12,602	12,427

Operating income	13,310	13,348

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	76	89
Interest and dividend income	50	(59)
Unrealized holding gain (loss) from investment	1,853	(2,757)
Interest expense	(4,849)	(4,806)
Interest expense – related parties	(297)	(181)
Net income	10,143	5,634

Net income attributable to noncontrolling interests	(7,685)	(4,202)
Net income available to common stockholders	$2,458	$1,432

Net income per share to common stockholders:
Basic	$0.11	$0.07
Diluted	$0.11	$0.07
Weighted average shares of common stock (basic)	21,881,189	21,614,878
Weighted average shares of common stock (diluted)	22,056,805	21,770,489
Weighted average O.P. units outstanding	83,397,876	83,660,298

FUNDS FROM OPERATIONS
Funds from operations	$16,506	$12,070
Funds from operations per share (2)	$0.16	$0.11
Outstanding common stock	21,953,211	21,748,211
Outstanding O.P. units	83,326,965	83,526,965
Weighted average O.P. units and common stock outstanding (diluted)	105,454,681	105,430,787

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Mar 31, 2010	Three Months Ended Mar 31, 2009
Net income	$10,143	$5,634
Add:
Depreciation and amortization of real estate	6,406	6,416
Depreciation and amortization of real estate held in unconsolidated joint venture	60	59
Less:
Noncontrolling interests in joint ventures	(103)	(39)
Funds from operations	$16,506	$12,070

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Mar 31, 2010	Three Months Ended Mar 31, 2009
Total properties, end of period	112	111
Total square feet, end of period	8,088,923	8,047,569
Average monthly rental revenue per square foot (3)	$1.33	$1.29
Occupancy for leased properties	65.1%	65.3%
Straight-line rent	$(237)	$322
Leasing commissions	$-	$117
Capital expenditures	$-	$-

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet		2010 Base Rent(5)
2010	9	251,112	(4)	$2,164,307
2011	16	781,347		12,227,420
2012	14	1,009,205		15,356,955
2013	7	460,320		6,150,363
2014	16	1,466,930		26,334,237
2015	8	620,801		9,873,164
2016	3	159,600		3,421,708
2017	5	349,949		4,955,733
Thereafter	1	119,756		2,695,260
Total	79	5,219,020		$83,179,147

BALANCE SHEETS
	March 31, 2010	December 31, 2009

Assets
Investments in real estate:
Land	$324,563	$320,911
Buildings and improvements	799,849	799,649
Real estate related intangible assets	3,240	3,240
Total investments in properties	1,127,652	1,123,800
Accumulated depreciation and amortization	(210,074)	(204,153)
Net investments in properties	917,578	919,647
Investment in unconsolidated joint venture	3,829	3,828
Net investments in real estate	921,407	923,475
Cash and cash equivalents	5,894	986
Restricted cash	98	197
Restricted investment in marketable securities	13,996	12,069
Deferred rent receivables	18,474	18,711
Other assets, net	31,233	30,951
Total assets	$991,102	$986,389

Liabilities and Equity
Liabilities:
Mortgage notes payable	$315,673	$318,818
Mortgage note payable – related parties	8,130	8,261
Note payable – related parties	34,082	9,325
Revolving line of credit	-	14,466
Interest payable	1,504	1,573
Security deposits	4,872	4,849
Deferred rental income	6,364	6,539
Dividends and distributions payable	15,792	15,791
Accounts payable and accrued expenses	13,097	9,638
Total liabilities	399,514	389,260

Commitments and contingencies.

Equity: (6)
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	171,188	170,606
Distributions in excess of accumulated earnings	(26,619)	(25,784)
Total stockholders’ equity	144,591	144,844
Noncontrolling interests in operating partnerships	446,997	452,285
Total equity	591,588	597,129
Total liabilities and equity	$991,102	$986,389

(1)
Includes approximately $159 in amortization expense for the three months ended March 31, 2010 and 2009 for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes five month-to-month leases for approximately 53,000 rentable square feet.

(5)	Base rent reflects cash rent.

(6)	Reflects adoption of the Consolidation Topic of the FASB ASC.